Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cocrystal Pharma, Inc.

Bothell, Washington

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Cocrystal Pharma, Inc. of our report, dated March 27, 2020, relating to the consolidated financial statements, which appear in the Form 10-K filed on March 27, 2020, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Weinberg & Company

Los Angeles, California

April 17, 2020